UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018 (August 13, 2018)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-167824	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3275 South Jones Blvd., Suite 104, Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On August 13, 2018 (the “Effective Transaction Date”), MJ Holdings, Inc. (the “Company”), closed the transactions contemplated by an Exclusive Distribution Agreement (the “Agreement”). The Agreement is between the Company and a designer and seller (the “Seller”) of a series of related products, all of which are designed to be utilized to consume cannabis products by vaporizing oil and other products related thereto (the “Goods”).

The Company has the exclusive right to distribute the Goods in the territory of Nevada (the “Territory”). The Agreement further requires the Company to advertise and market the Goods in the Territory. The Goods are presently manufactured in China, and while the Company has no knowledge of any import restrictions or imposition of any restrictive tariffs on the Goods, the Company cannot guarantee that there may not be delays or non-delivery of Goods during the term of the Agreement.

Pursuant to the terms of the Agreement, the Company purchased certain Goods from the Seller and tendered the sum of two million dollars ($2,000,000.00). The funds were transferred to the Seller on the Effective Transaction Date. The Seller has applied for patent protection in respect of one of the products. As of the date of this Current Report, the patent application is still pending.

The initial term of the Agreement is for one year with additional successive one-year renewals, subject to certain standard termination provisions. The Agreement is subject to standard termination provisions; however, the Seller has the option to terminate the Agreement, on 30 days’ written notice, if the Company fails to purchase a sufficient minimum quantity of Goods from the Seller. The Company has met its obligations for the first year of the Agreement ($2,000,000). Thereafter, for each renewal term, the Company’s minimum purchase obligation for the Goods is currently $500,000, subject to good faith negotiation at the end of each year. Notwithstanding the exclusivity provided by the Agreement, the Seller reserves the right to sell Goods, directly or indirectly, to a specific retail group (the “Excluded Account”). In such event, the Seller shall pay to the Company a fee equivalent to 5% of the gross sales of the Goods that the Seller sold to an Excluded Account in Nevada. The Company, however, does not have the right to appoint sub-distributors or sell Goods through any third party. In connection with the transactions contemplated by the Agreement, the Seller granted to the Company a non-exclusive, non-transferrable, and non-sub licensable fully paid license agreement. The Agreement provides standard cross-indemnity provisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018	MJ HOLDINGS, INC.

	By:	/s/ Paris Balaouras
Paris Balaouras
Chief Executive Officer

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